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Exhibit 10.36

CORGENTECH INC.
2003 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD GRANT NOTICE

        CORGENTECH INC. (the "Company"), pursuant to its 2003 Equity Incentive Plan (the "Plan"), hereby awards to Participant the number of shares of the Company's Common Stock set forth below ("Award"). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which are attached hereto and incorporated herein in their entirety.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Award:

Consideration:

Vesting Schedule:

  [Alternative Vesting Schedules to be Chosen at Time of Grant:

  1.
  100% of the shares shall vest on the Vesting Commencement Date.

  2.
  100% of the shares shall vest on the one year anniversary of the Vesting Commencement Date.

  3.
  50% of the shares shall vest on the one year anniversary of the Vesting Commencement Date and 50% of the shares shall vest on the two year anniversary of the Vesting Commencement Date.

  4.
  50% of the shares shall vest on the two year anniversary of the Vesting Commencement Date and 50% of the shares shall vest on the three year anniversary of the Vesting Commencement Date.]

        Additional Terms/Acknowledgements:    The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

CORGENTECH INC.		PARTICIPANT:
By:
	Signature	Signature
Name:	John P. McLaughlin	Name:

Title:	President and Chief Executive Officer	Date:

Date:

        ATTACHMENTS:    Restricted Stock Award Agreement, 2003 Equity Incentive Plan, form of Assignment Separate from Certificate and form of Joint Escrow Instructions.

ATTACHMENT I

RESTRICTED STOCK AWARD AGREEMENT

CORGENTECH INC.
2003 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

        Pursuant to the Restricted Stock Award Grant Notice ("Grant Notice") and this Restricted Stock Award Agreement (collectively, the "Award") and in consideration of the Purchase Price (as defined below), Corgentech Inc. (the "Company") has awarded you a restricted stock award under its 2003 Equity Incentive Plan (the "Plan") for the number of shares of the Company's Common Stock subject to the Award as indicated in the Grant Notice. Defined terms not explicitly defined in this Restricted Stock Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your Award are as follows:

        1.    CONSIDERATION.    The purchase price of Common Stock acquired pursuant to the Award shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with you; (iii) at the discretion of the Board, by services rendered or to be rendered to the Company; or (iv) in any other form of legal consideration that may be acceptable to the Board in its discretion (the "Purchase Price"); provided, however, that payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment and must be made in a form of consideration legal under Delaware General Corporation Law.

        2.    VESTING.    Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

        3.    NUMBER OF SHARES.    The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

        4.    TRANSFER RESTRICTIONS.    The shares issued under your Award are not transferable until vested and while non-vested shall not be sold, assigned, hypothecated, pledged or otherwise transferred by you. The Company shall not be required: (a) to transfer on its books any shares issued under your Award that are sold, assigned, hypothecated, pledged, or otherwise transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such shares issued under your Award or to accord the right to vote as such owner or to pay dividends to any purported transferee of such shares issued under your Award.

        4.    RIGHT OF REACQUISITION.

          (a)   The Company shall have the right to reacquire all or any part of the shares (the "Reacquisition Right") you received pursuant to your Award that have not as yet vested in accordance with the Vesting Schedule on the Grant Notice ("Unvested Shares") on the following terms and conditions:

              (i)  The Company shall simultaneously with termination of your Continuous Service automatically reacquire all of the Unvested Shares for the consideration that you paid or for no consideration if the shares were granted to you, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to the Escrow Holder as defined below) within ninety (90) days after the termination of your Continuous Service, and the Escrow Holder may then release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon such termination of your Continuous Service, the Escrow Holder shall transfer to the Company the number of shares the Company is reacquiring.

             (ii)  The shares issued under your Award shall be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to the Grant Notice as Attachment IV. You agree to execute three (3) Assignment Separate From Certificate forms (with date and number of shares blank) substantially in the form attached to the Grant Notice as Attachment III and deliver the same, along with the certificate or certificates evidencing the shares, for use by the escrow agent pursuant to the terms of the Joint Escrow Instructions.

           (iii)  Subject to the provisions of your Award, you shall, during the term of your Award, exercise all rights and privileges of a shareholder of the Company with respect to the shares deposited in escrow. You shall be deemed to be the holder of the shares for purposes of receiving any dividends which may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company's Reacquisition Right.

            (iv)  If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation, the stock of which is subject to the provisions of your Award, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired under your Award shall be immediately subject to the Reacquisition Right with the same force and effect as the shares subject to this Reacquisition Right immediately before such event.

        6.    RESTRICTIVE LEGENDS.    All certificates representing the Common Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY."

        7.    AWARD NOT A SERVICE CONTRACT.    Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

        8.    WITHHOLDING OBLIGATIONS.

          (a)   At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

          (b)   Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

        9.    TAX CONSEQUENCES.    The acquisition and vesting of the shares may have adverse tax consequences to you. You may mitigate or exacerbate such tax consequences by filing an election under Section 83(b) of the Internal Revenue Code, as amended (the "Code"). Such election must be filed within thirty (30) days after the date of your Award. YOU ACKNOWLEDGE THAT IT IS YOUR

OWN RESPONSIBILITY, AND NOT THE COMPANY'S, TO DETERMINE WHETHER A SECTION 83(b) ELECTION IS APPROPRIATE FOR YOUR SITUATION. If YOU DECIDE TO FILE A SECTION 83(b) ELECTION, IT IS YOUR RESPONSIBILITY AND NOT THE COMPANY'S TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

        10.    NOTICES.    Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        11.    MISCELLANEOUS.

          (a)   The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

          (b)   You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

          (c)   You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

        12.    GOVERNING PLAN DOCUMENT.    Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

ATTACHMENT II

2003 EQUITY INCENTIVE PLAN

ATTACHMENT III

ASSIGNMENT SEPARATE FROM CERTIFICATE

ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (the "Award"),                        hereby sells, assigns and transfers unto Corgentech Inc., a Delaware corporation ("Assignee")                         (                        ) shares of the common stock of the Assignee, standing in the undersigned's name on the books of said corporation represented by Certificate No.            herewith and do hereby irrevocably constitute and appoint                         as attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of the Assignee issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Assignee's Reacquisition Right under the Award.

Dated:

Signature:

, Recipient

        [INSTRUCTION:    Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to exercise its Reacquisition Right set forth in the Award without requiring additional signatures on your part.]

ATTACHMENT IV

JOINT ESCROW INSTRUCTIONS

JOINT ESCROW INSTRUCTIONS

[Date]

Corporate Secretary
Corgentech Inc.
650 Gateway Boulevard
South San Francisco, CA 94080

Dear Sir/Madam:

        As Escrow Agent for both Corgentech Inc., a Delaware corporation (the "Company"), and the undersigned recipient of stock of the Company ("Recipient"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Grant Notice (the "Grant Notice"), dated                        to which a copy of these Joint Escrow Instructions is attached as Attachment IV, and pursuant to the terms of that certain Restricted Stock Award Agreement ("Agreement"), which is Attachment I to the Grant Notice, in accordance with the following instructions:

        1.     In the event the Company or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, the Company or its assignee will give to Recipient and you a written notice specifying the number of shares of stock to be purchased and the time and place for a closing thereunder. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2.     At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

        3.     Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Recipient does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials.

        4.     This escrow shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

        5.     If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of the same to Recipient and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that any property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

        6.     Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7.     You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow

Agent or as attorney-in-fact for Recipient while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8.     You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9.     You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver these Joint Escrow Instructions or documents or papers deposited or called for hereunder.

        10.   You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        11.   Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Secretary of the Company shall automatically become the successor Escrow Agent unless the Company shall appoint another officer or assistant officer of the Company as successor Escrow Agent, and Recipient hereby confirms the appointment of such successor as his attorney-in-fact and agent to the full extent of your appointment.

        12.   If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        13.   It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        14.   All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other parties hereto at such party's address set forth below, or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

Company:	Corgentech Inc. 650 Gateway Boulevard South San Francisco, CA 94080 Attn: General Counsel / Chief Financial Officer
Recipient:

Escrow Agent:	Corgentech Inc. 650 Gateway Boulevard South San Francisco, CA 94080 Attn: Corporate Secretary

        15.   By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Notice.

        16.   You shall be entitled to employ such legal counsel and other experts (including, without limitation, the firm of Cooley Godward llp) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

        17.   This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" and "your" herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Notice and these Joint Escrow Instructions in whole or in part.

        18.   These Joint Escrow Instructions shall be governed by and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.

Very truly yours,
CORGENTECH INC.
By:

Name:

Title:

RECIPIENT

Name:

ESCROW AGENT:

NAME:

QuickLinks

  Exhibit 10.36
ATTACHMENT I RESTRICTED STOCK AWARD AGREEMENT
CORGENTECH INC. 2003 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
ATTACHMENT II 2003 EQUITY INCENTIVE PLAN
ATTACHMENT III ASSIGNMENT SEPARATE FROM CERTIFICATE
ASSIGNMENT SEPARATE FROM CERTIFICATE
ATTACHMENT IV JOINT ESCROW INSTRUCTIONS
JOINT ESCROW INSTRUCTIONS